Exhibit 5.2



                           Richards, Layton & Finger
                          A PROFESSIONAL ASSOCIATION
                               One Rodney Square
                             920 North King Street
                          Wilmington, Delaware 19801
                                (302) 651-7700
                              Fax: (302) 651-7701
                                  WWW.RLF.COM




                                March 10, 2005



DaimlerChrysler Services North America LLC
27777 Inkster Road
Farmington Hills, Michigan 48334

                  Re: DaimlerChrysler Services North America LLC. Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel for DaimlerChrysler Services North America LLC (the "Registrant") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to $1,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates (the "Certificates"; and together with the Notes, the "Securities"). Each series of such Securities may be issued pursuant to a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement. This opinion is being delivered to you at your request.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) The form of Trust Agreement (including the form of Certificate of Trust (the "Certificate of Trust") attached as Exhibit B thereto); and

         (b) The Registration Statement.

         Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.


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DaimlerChrysler Services North America LLC
March 10, 2005
Page 2


         For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, (ii) the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, and (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. When each Trust Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered by the parties thereto, and when the Certificate of Trust has been duly authorized, executed and filed, such Trust Agreement will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms; and

         2. When the issuance, execution and delivery of the Certificates in respect of which we have participated as your counsel have been duly authorized by all necessary trust action, and when such Certificates have been duly executed and delivered and sold as described in the

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DaimlerChrysler Services North America LLC
March 10, 2005
Page 3



Registration Statement, such Certificates will be validly issued and the holders of such Certificates will be entitled to the benefits provided by the Trust Agreement pursuant to which such Certificates were issued.

         The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law with respect to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.

                                             Very truly yours,


                                             /s/Richards, Layton & Finger, P.A.
                                             Richards, Layton & Finger, P.A.

EAM